POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN TAX-FREE TRUST, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, KAREN L. SKIDMORE, CRAIG S. TYLE, DAVID P. GOSS and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant's Registration Statement on Form N-14 with respect to the proposed reorganization of Franklin Florida Insured Tax-Free Income Fund with and into Franklin Insured Tax-Free Income Fund, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

      The undersigned officers and trustees hereby execute this Power of Attorney as of the 3RD day of December, 2007.

/s/  RUPERT H. JOHNSON, JR.               /s/  HARRIS J. ASHTON
Rupert H. Johnson, Jr.,                   Harris J. Ashton,
Chief Executive Officer-Investment        Trustee
  Management


/s/  ROBERT F. CARLSON                    /s/  SAM GINN
Robert F. Carlson,                        Sam Ginn, Trustee
Trustee


/s/ EDITH E. HOLIDAY                      /s/ CHARLES B. JOHNSON
Edith E. Holiday,                         Charles B. Johnson,
Trustee                                   Trustee


/s/ GREGORY E. JOHNSON                    /s/ FRANK W.T. LAHAYE
Gregory E. Johnson,                       Frank W.T. LaHaye,
Trustee                                   Trustee


/s/ FRANK A. OLSON                        /s/ LARRY D. THOMPSON
Frank A. Olson,                           Larry D. Thompson,
Trustee                                   Trustee


/s/ JOHN B. WILSON                        /s/ JIMMY D. GAMBILL
John B. Wilson,                           Jimmy D. Gambill,
Trustee                                   Chief Executive
                                          Officer-Finance and
                                          Administration


/s/ GALEN G. VETTER
Galen G. Vetter,
Chief Financial Officer
and Chief Accounting Officer